                                                                   EXHIBIT 10.36

THE SECURITY EVIDENCED BY THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE, TRANSFER OR ASSIGNMENT IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.


                             SECURED PROMISSORY NOTE

One Million Eight Hundred Thousand Dollars
($1,800,000.00)                                                December 29, 2000


        FOR VALUE RECEIVED, the undersigned, Euphonix, Inc., a California corporation ("Borrower"), hereby promises to pay to Dieter Meier, Walter Bosch, Stephen and Kathryn Jackson as Trustees of the Jackson Trust dated 5/31/2000, Onset Enterprise Associates, L.P. and Onset Enterprise Associates III, L.P. (individually an "Investor" and collectively, the "Investors" or "Lender"), or registered assigns, the principal sum of One Million Eight Hundred Thousand Dollars ($1,800,000) (the "Maximum Principal Amount") or so much of the Maximum Principal Amount as may from time to time have been advanced by each Investor and be outstanding, together with accrued interest, as provided herein, with the Maximum Principal Amount hereof (or lesser amount, to the extent that less than the full amount of the Maximum Principal Amount is advanced and outstanding) allocable among the Investors as follows:



                                                                                  Pro Rata
        Name of Investor                       Maximum Principal Amount            Share
------------------------------               ----------------------------       ------------
Dieter Meier                                         $   800,000.00                44.44%
Walter Bosch                                         $   400,000.00                22.22%
Stephen and Kathryn Jackson, Trustees of             $   200,000.00                11.11%
  the Jackson Trust dated 5/31/2000
Onset Enterprise Associates, L.P.                    $   200,000.00                11.11%
Onset Enterprise Associates III, L.P.                $   200,000.00                11.11%
                                                     --------------               ------
Total                                                $ 1,800,000.00               100.00%


A.      Principal.

        1. Advances. From the date hereof until 5:00 p.m. Pacific time on February 28, 2001, Borrower may from time to time request advances from Lender (individually an "Advance" and collectively the "Advances") by giving written notice to the Investors in accordance with the terms hereof, which notice shall indicate the amount of the Advance requested; provided, however, that no advance shall be in the aggregate less than $500,000. Subject to the satisfaction or waiver of the conditions set forth in Section A.3 below, and provided that the requested Advance would not cause an Event of Default (as defined in Section E below) to occur, Lender shall make the Advance to Borrower within three (3) business days of receipt of Borrower's notice for each Advance. Lender shall not be obligated to make an Advance to the extent that such Advance, when aggregated with all prior Advances, would exceed the then-existing Maximum Principal Amount.

        2. Commitments. Each Investor shall advance to Borrower its Pro Rata Share of each Advance based on its proportionate share of the Maximum Principal Amount set forth above besides its name. Each Investor shall be severally but not jointly liable to make its Pro Rata Share of the Advances hereunder. Failure by any Investor to fund its Pro Rata Share of any Advance shall not relieve any other Investor from its obligation to fund its Pro Rata Share thereof.

        3. Conditions to Advances. Borrower's right to request, and Lender's obligation to make, each Advance shall be subject, in each case, to the satisfaction of the following conditions, any or all of which may be waived by Lender, in its sole and exclusive discretion, to the extent permitted by law:

                (a) The representations and warranties contained in Section D.2 and D.3 shall be true and correct in all material respects on and as of the date of such request for an Advance and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance.

                (b) There shall be no law, order, rule or regulation of any governmental authority in effect which has the effect of prohibiting, making unlawful or hindering any of the transactions contemplated by this Note.

                (c) There shall be no outstanding Event of Default and no condition which, with notice or passage of time or both would constitute an Event of Default.

                (d) The Board of Directors of Borrower shall have approved this Note and the transactions evidence by this Note, including without limiting the conversion feature of this Note.

        4. Use of Proceeds. The proceeds of Advances shall be used for general corporate purposes, including for working capital. The proceeds of Advances shall not be used for payments or distributions to shareholders, directors, officers or affiliates of the Borrower. Notwithstanding the foregoing, such proceeds may be used for payment of salaries and accrued bonuses of officers and employees of the Borrower.

B. Interest. Interest shall accrue with respect to Advances on the principal sum hereunder at the per annum rate of eight percent (8.00%), net of any deductions or withholding taxes. Interest payable hereunder shall be calculated on the basis of a three hundred sixty (360) day year for actual days elapsed. Interest shall be due and payable (or converted as set forth in Section C below) upon payment or conversion of the principal sum of this Note pursuant to Section C below. Notwithstanding the foregoing to the contrary, during any period for which an Event of Default shall have occurred and be continuing, interest shall accrue with respect to Advances on the principal sum hereunder at the per annum rate of fourteen percent (14.00%), net of any deductions or withholding taxes.

C.      Payment or Conversion.

        1. Scheduled Payment. Subject to other provisions of this Note, the outstanding principal sum of this Note, together with the accrued interest thereon, shall be due and payable on July 31, 2001.

        2. No Prepayment. Borrower shall not have the right at any time to time to prepay, in whole or in part, the outstanding principal sum of this Note and/or any accrued interest thereon.

        3. Form of Payment. Unless converted pursuant to the terms set forth below, the outstanding principal sum and accrued interest thereon are to be paid in lawful money of the United States of America in federal or other immediately available funds.

        4. Immediate Payment. Notwithstanding anything herein to the contrary, in the event that all necessary shareholder, regulatory and other approvals or consents for the convertibility of this Note as set forth below are not obtained by July 31, 2001, (i) the outstanding principal sum from all Advances as of the date thereof and all future Advances from the date thereof and (ii) accrued interest thereon, shall be repaid in full upon demand by the Investors representing two-thirds (2/3) of the then outstanding principal sum of this Note; provided, however, that the Investors must provide at least one (1) month prior written notice to the Borrower prior to such demand. In addition, such demand may not be made (x) if shareholder approval for the convertibility of this Note is not obtained as a result of the Investors failing to vote or consent for such convertibility, or (y) if shareholder approval for the convertibility of this Note would not be required so long as the Borrower obtain shareholder approval with respect to such other security issuances by the Borrower, but shareholder approval with respect to such other issuances not be obtained as a result of the investors failing to vote or consent with respect to such other issuances.

        5.      Conversion.

                (a) Subject to obtaining all necessary shareholders, regulatory and other approvals or consents and further subject to Section C.5(c) hereof, all or part of the principal sum of this Note, together with the accrued interest thereon (including any principal amounts which have not been advanced under this Note), shall be convertible at the option of the Lender into shares of common stock of the Borrower (the "Common Stock"). The number of shares of Common Stock to be issued upon such conversion(s) shall be equal to the quotient obtained by dividing (i) such part (or all) of the principal sum of this Note (including any principal amounts which have not been advanced under this Note) plus accrued interest thereon by (ii) the average closing bid price for the Common Stock for the ten trading days immediately preceding the day of execution of this Note, which is $1.26 per share (the "Purchase Price"). In the event that Investors (or any of them) exercise this conversion right and the full amount of principal under this Note has not been advanced, then as part of such conversion, such Investor(s) shall pay to Borrower such Investor's unadvanced portion of the principal amount of this Note.

                (b) No fractional share of Common Stock will be issued upon such conversion(s) of this Note. In lieu of any fractional share to which the Lender would otherwise be entitled, the Borrower will pay to the Lender in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. At its expense, the Borrower, will as soon as practicable thereafter, issue and deliver to each Investor, at its principal office, or other address notified by each Investor to the Borrower from time to time, a certificate or certificates for the number of shares (representing its pro rata portion) to which the Investor is entitled upon such conversion(s). Upon such conversion(s) of this Note, the Borrower will be forever released from all of its obligations and liabilities under this Note, to the extent of the conversion. Such conversions may be exercised individually by each Investor but notwithstanding anything herein to the contrary, each such conversion must be for the full amount of the outstanding principal and accrued interest thereon payable to the Investor exercising its rights under Section 5 hereunder at the time of such exercise.

                (c) Notwithstanding anything herein to the contrary, Section C.5(a) of this Note shall not apply and this Note shall not be convertible into shares of Common Stock as contemplated herein (i) until such time as the Borrower has obtained shareholder approval of the conversion feature of this Note as and to the extent required by the rules of the National Association of Securities Dealers; and (ii) upon the occurrence of the following: the consummation of any transaction or series of transactions (collectively, the "Transaction"), including without limitation, the sale, transfer or disposition of all or substantially all of the Borrower's assets or the merger of the Borrower with or into, or consolidation with, any other corporate entity, whereby the holders of the Borrower's voting securities prior to the Transaction do not hold more than 50% of the voting securities of the surviving entity following the consummation of the Transaction. Notice of any such Transaction shall be provided to the Investors fourteen (14) calendar days prior to the consummation of any such Transaction and, notwithstanding anything to the contrary contained elsewhere in this Note, Investors may exercise their rights of conversion during such 14-day period.

D.      Security Interest.

        1. Grant of Security Interest. Upon the first Advance hereunder, Borrower grants to Lender a security interest in the Collateral, as defined herein, to secure the payment of all of the outstanding indebtedness hereunder (the "Secured Obligations") including, without limitation, principal, accrued interest, other advances made under this Note and any attorneys' fees to which Lender is entitled under this Note.

        2. Representations and Warranties Regarding Collateral. On the date of this Note and as of the date of each Advance under this Note, Borrower does and shall represent and warrant to Lender, that as of each such date:

                (a) Borrower is the true and lawful owner of the Collateral, having good and marketable title thereto, free and clear of any and all Liens other than the Lien and security interest granted to Lender hereunder and Permitted Liens.

                (b) The lien against the Collateral granted hereunder is and shall be a first-priority lien against the collateral and each portion thereof, subject to Permitted Liens.

                (c) Borrower shall not create or assume or permit to exist any such Lien on or against any of the Collateral except as created or permitted by this Note and Permitted Liens, and Borrower shall promptly notify Lender of any such other Lien against the Collateral and shall defend the Collateral against, and take all such action as may be reasonably necessary to remove or discharge, any such Lien.

                (d) Borrower shall take all commercially reasonable actions necessary to protect and preserve the Collateral which is used in its business in good condition and repair, subject to ordinary wear and tear, and to preserve its value and usefulness.

                (e) No part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part.

                (f) No claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party.

                (g) The Collateral consists of all assets which are required for the conduct and operation of the business of Borrower as of the date of this Note.

                (h) The Intellectual Property Collateral includes all of the technology, know-how and proprietary information which are required for the conduct and operation of the business of borrower as of the date of this Note.

        3. General Representations and Warranties. On the date of this Note and as of the date of each Advance under this Note, Borrower does and shall represent and warrant to Lender, that as of each such date:

                (a) ORGANIZATION AND QUALIFICATION. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Borrower has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not have a Material Adverse Effect.

                The term "Material Adverse Effect," as used in this Note, means any change in or effect (or any development that is reasonably likely to result in any change or effect) on the business, business prospects, properties, assets, operations, financial condition or results of operations of Borrower that is materially adverse to Borrower taken as a whole.

                (b) AUTHORITY RELATIVE TO THIS NOTE. This Note has been duly and validly authorized, executed and delivered by Borrower and constitutes a valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

                (c) NO CONFLICT; REQUIRED FILINGS AND CONSENTS. Except for the approval of Shareholders contemplated under Section C, none of the execution and delivery of this Note by Borrower, the consummation by Borrower of the transactions contemplated hereby or compliance by Borrower with any of the provisions hereof will (i) conflict with or violate the certificate of incorporation or by-laws of Borrower, (ii) conflict with or violate any material statute, ordinance, rule, regulation, order, judgment or decree applicable to Borrower, or by which Borrower or its properties or assets may be bound, or
(iii) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any material benefit, or the creation of any lien on any of the property or assets of Borrower pursuant to any material agreement, a copy of which would be required to be filed as an exhibit to the Company's Form 10-K or Form 10-Q filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                (d) CONSENTS. None of the execution and delivery of this Note by Borrower, the consummation by Borrower of the transactions contemplated hereby or compliance by Borrower with any of the provisions hereof will require any consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any government or subdivision thereof, or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational (a "Governmental Entity"), except for Consents the failure of which to obtain or make would not have a Material Adverse Effect or adversely affect the ability of Borrower to consummate the transactions contemplated hereby; provided that the convertibility feature of this Note as set forth in Section C which requires shareholder approval pursuant to the Nasdaq Stock Market's shareholder approval provisions is obtained.

                (e) MATERIAL ADVERSE CHANGE. Since the date of the latest financial statements filed by Borrower with the Commission prior to the date of this Note, there has not been any event, occurrence or development that has resulted or, to the Company's knowledge, is reasonably likely to result in a Material Adverse Effect.

        4. Perfection of Security Interest. Borrower agrees to take all actions required or requested by Lender and reasonably necessary to perfect, to continue the perfection of, and to otherwise give notice of, the Lien granted hereunder, including, but not limited to, execution and filing of financing statements and the filing of notices of security interests with the United States Patent and Trademark Office.

E.      Events of Default.

        1. Definition of Event of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                (a) Borrower's failure to perform, keep or observe any obligation under this Note or any of the covenants contained in this Note which failure is not cured within 30 days from the notice of the occurrence thereof delivered by Lender to Borrower.

                (b) The lapse of 60 days following the institution of proceedings against Borrower, or Borrower's filing of a petition or answer or consent seeking reorganization or release, under the federal Bankruptcy Code, or any other applicable federal or state law relating to creditor rights and remedies, or Borrower's consent to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Borrower or of any substantial part of its property, or Borrower's making of an assignment for the benefit of creditors, or the taking of corporate action in furtherance of such action.

                (c) Any representation or warranty of the Borrower made in this Note proves untrue in any material respect as of the date of the issuance or making thereof.

        2.      Rights and Remedies on Event of Default.

                (a) During the continuance of an Event of Default, Lender shall have the right, itself or through any of its agents, with notice to Borrower (as provided below), as to any or all of the Collateral, by any available judicial procedure, or without judicial process (provided, however, that it is in compliance with the UCC), declare all obligations evidenced by this Note immediately due and payable, cease advancing money or extending credit to or for the benefit of Borrower under this Note, and to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, Lender shall have the right to sell or otherwise dispose of all or any part of the Collateral, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as Lender, in its reasonable discretion, may deem advisable, and it shall have the right to purchase at any such sale. Borrower agrees that a notice sent at least fifteen (15) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made shall be reasonable notice of such sale or other disposition. The proceeds of any such sale, or other Collateral disposition shall be applied, first to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to Lender's reasonable attorneys' fees and legal expenses, and then to the Secured Obligations and to the payment of any other amounts required by applicable law, after which Lender shall account to Borrower for any surplus proceeds. If, upon the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which Lender is legally entitled, Borrower shall be liable for the deficiency, together with interest thereon, and the reasonable fees of any attorneys Lender employs to collect such deficiency; provided, however that the foregoing shall not be deemed to require Lender to resort to or initiate proceedings against the Collateral prior to the collection of any such deficiency or other amount directly from Borrower.

                (b) Borrower appoints Lender, and any officer, employee or agent of Lender, with full power of substitution, as Borrower's true and lawful attorney-in-fact, effective as of the date hereof, with power, in its own name or in the name of Borrower, during the continuance of an Event of Default, to endorse any notes, checks, drafts, money orders, or other instruments of payment in respect of the Collateral that may come into Lender's possession, to sign and endorse any drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to Collateral; to pay or discharge taxes or Liens at any time levied or placed on or threatened against the Collateral; to demand, collect, issue receipt for, compromise, settle and sue for monies due in respect of the Collateral; to notify persons and entities obligated with respect to the Collateral to make payments directly to Lender; and, generally, to do, at Lender's option and at Borrower's expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve and realize upon the Collateral and Lender's security interest therein to effect the intent of this Note, all as fully and effectually as Borrower might or could do; and Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable as long as any of the Secured Obligations are outstanding.

                (c) All of Lender's rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

                (d) The rights of Lender under this Note with respect to any Collateral and the enforcement of the security interests and associated rights hereunder may be exercised jointly by Investors or singly by any Investor representing two-thirds (2/3) of the then outstanding principal sum of this Note.

                (e) Upon the occurrence of an Event of Default, any Investor may bring suit against Borrower to collect amounts due such Investor under this Note.

                (f) Any Investor may bring suit against Borrower to enforce the provisions of this Note.

F.      Restrictions on Transfer and Compliance with Securities Act.

        1. Certificates. Certificates representing any of the shares of Common Stock acquired pursuant to the provisions of this Note shall have endorsed thereon the following legends, as appropriate.

                (a) Such shares of Common Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), nor qualified (if necessary) under applicable state securities laws and consequently will have the following legend:

        "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

                (b) Any legend required to be placed thereon by any applicable state securities laws.

                (c) Each Investor, by acceptance hereof, agrees that this Note and the shares of Common Stock to be issued upon conversion pursuant to the terms hereof are being acquired solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof and that it will not offer, sell or otherwise dispose of this Note or any shares of Common Stock to be issued upon conversion pursuant to the terms hereof except under circumstances which will not result in a violation of the Securities Act or of applicable state securities laws.

                (d) Each Investor, by acceptance hereof, represents that such Investor is (i) an accredited investor within the meaning of Rule 501 under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Note; (ii) aware of the Company's business affairs and financial condition; and (iii) aware that the Note has not been registered under the Securities Act of 1933, as amended, in reliance upon a specific exemption therefrom.

                (e) Subject to the preceding, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Borrower. Thereupon, a new Note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of the Note.

G.      Covenants.

        1. Registration Rights. Upon receipt of the necessary approvals for the convertibility feature of this Note set forth in Section C.5 above, the Borrower hereby covenants to enter into a registration rights agreement with each of the Investors to provide for the registration of the shares of Common Stock into which the Note is then convertible, in the form set forth on Exhibit B hereto.

        2. Warrants. In the event any Investor shall elect to convert all or a portion of its Pro Rata Share of this Note into Common Stock in accordance with Section C.5 above, the Borrower shall issue to each Investor warrants to purchase shares of common stock, in the form set forth on Exhibit C hereto.

H. Prior Advance Note. Borrower and the Investors are parties to a Note Purchase Agreement, dated November 3, 2000 (the "Note Purchase Agreement"), and each of the Investors hereto holds a Promissory Note dated as follows and in the following amounts (collectively, the "Prior Promissory Notes"):


               Name of Investor                             Date                  Amount
        -----------------------------------------  ---------------------   ---------------------
        Dieter Meier                                  November 6, 2000        $400,000.00
        Walter Bosch                                  November 6, 2000        $200,000.00
        Stephen and Kathryn Jackson, Trustees of      November 6, 2000        $100,000.00
          the Jackson Trust dated 5/31/2000
        Onset Enterprise Associates, L.P.             November 3, 2000        $100,000.00
        Onset Enterprise Associates III, L.P.         November 3, 2000        $100,000.00

The parties hereto agree that the foregoing amounts loaned to Borrower by Investors pursuant to the Note Purchase Agreement and Prior Promissory Notes shall be deemed Advances under this Note. The parties hereto further agree that as of the date hereof, the Note Purchase Agreement and the Prior Promissory Notes are hereby null and void; provided, however, that calculation of interest on the above Advances shall have begun on the dates set forth above.

I.      Other Provisions.

        1. Definitions. As used herein, the following terms shall have the following meanings:

                "Collateral" means the property described on Exhibit A attached hereto.

                "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

                "Intellectual Property Collateral" means:

                (a) Copyrights, Trademarks and Patents;

                (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

                (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                (e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

                (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

                "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind.

                "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations in part of the same.

                "Permitted Liens" means: (i) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against Borrower with respect to which Borrower at the time shall currently be prosecuting an appeal or proceedings for review;
(ii) Liens for taxes not yet subject to penalties for nonpayment and Liens for taxes the payment of which is being contested in good faith and by appropriate proceedings and for which, to the extent required by generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by Borrower; (iii) purchase money security interests and liens in connection with capital leases incurred in the ordinary course of business (to the extent such liens are only on the leased property) or existing on after acquired property at the time of its acquisition by the Borrower; (iv) liens existing on property as of the date of this Note; (v) liens securing the performance of bids, trade contracts, leases, surety bonds and the like; (vi) leases and sublicenses granted to others in the ordinary course of business;
(vii) liens consisting of rights of set-off or bankers liens of a customary nature; (viii) liens in connection with the establishment of receivable lines of credit with commercial banks or other institutional lenders; (ix) liens consisting of agreements to refrain from giving or creating Liens (other than the Lien and security interest granted to Lender hereunder) in connection with joint venture agreements, strategic alliances and the like; (x) liens granted in all of the Company's assets pursuant to the secured Promissory Note dated July 30, 1999; (xi) liens granted in all of the Company's assets pursuant to the secured Promissory Note dated February 22, 2000; and (xii) liens granted in all of the Company's assets pursuant to the secured Promissory Note dated April 14, 2000.

                "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

                "UCC" means the Uniform Commercial Code in effect from time to time in the relevant jurisdiction.

        2. Governing Law; Venue. This Note shall be governed by the laws of the State of California, without giving effect to conflicts of law principles. Borrower and Lender agree that all actions or proceedings arising in connection with this Note shall be tried and litigated only in the state and federal courts located in the City and County of Santa Clara, State of California or, at Lender's option, any court in which Lender determines it is necessary or appropriate to initiate legal or equitable proceedings in order to exercise, preserve, protect or defend any of its rights and remedies under this Note or otherwise or to exercise, preserve, protect or defend its Lien, and the priority thereof, against the Collateral, and which has subject matter jurisdiction over the matter in controversy.

        3. Notices. Any notice or communication required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

         If to Investors:    Dieter Meier
                             c/o Data Sound
                             Wohllebgasse #6
                             CH-8001 Zurich, Switzerland
                                  or
                             c/o Soundproof, Inc.
                             5180 Linwood Drive
                             Los Angeles, CA  90027

                             Walter Bosch
                             Fraumunsterstr. 9
                             8001 Zurich
                             Switzerland

                             Stephen and Kathryn Jackson,
                                  Trustees of the Jackson Trust dated 5/31/2000
                             c/o Fashion Magic
                             1307 East Pine Street
                             Lodi, CA  95240

                             Onset Enterprise Associates, L.P.
                             2400 Sand Hill Road, Suite 150
                             Menlo Park, CA 94025
                             Attn: Rob Kuhling

                             Onset Enterprise Associates III, L.P.
                             2400 Sand Hill Road, Suite 150
                             Menlo Park, CA 94025
                             Attn: Rob Kuhling

         If to Borrower:     Euphonix, Inc.
                             220 Portage Avenue
                             Palo Alto, California  94306
                             Attention: Steve Vining
                             Fax: (650) 846-1131

         With a copy to:     Wilson Sonsini Goodrich & Rosati,
                             Professional Corporation
                             650 Page Mill Road
                             Palo Alto, California  94304-1050
                             Attn: John Roos, Esq.
                             Fax: (650) 493-6811
or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, and notice telecopied as provided in clause
(iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iv) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

        4. Lender's Rights; Borrower Waivers. Lender's acceptance of partial or delinquent payment from Borrower hereunder, or Lender's failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Borrower hereunder, or any right of Lender hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Except as otherwise expressly provided herein, Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. In any action on this Note, Lender need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Lender be a true and correct copy of this Note in all material respects.

        5. Severability. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note.

        6. Amendment Provisions. Except for increases in the Maximum Principal Amount of this Note as provided herein, this Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and the Investors who have advanced a majority of the outstanding principal amount of this Note.

        7. Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, Borrower and the holder hereof and their respective successors and assigns; provided, however, that Borrower's rights and obligations shall not be assigned or delegated without Lender's prior written consent, given in its sole discretion, and any purported assignment or delegation without such consent shall be void ab initio.

        8. Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.

        9. No Usury. This Note is subject to the express condition that at no time shall the Borrower be obligated or required to pay interest hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum rate which the

        Borrower is permitted by law to contract or agree to pay. If, by the terms of this Note, the Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

        10. Attorneys' Fees. Should any litigation, enforcement or collection action be commenced between any of the parties to this Note under or in connection with this Note, the prevailing party in such litigation, enforcement or collection action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys' fees in such litigation, enforcement or collection action which shall be determined by the court in such litigation, enforcement or collection action or in a separate action brought for that purpose. The provisions of this Section shall survive the entry of any judgement or award and shall continue to apply with respect to any action to collect or recover any such judgment or award.



                [remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the Borrower and each of the Investors has caused this Note to be duly executed on the date first written above.



                                EUPHONIX, INC.



                                By:
                                   -----------------------------------------
                                Name:   Steve Vining
                                Title:  Chief Executive Officer



                                INVESTORS



                                -------------------------------------------
                                Dieter Meier


                                -------------------------------------------
                                Walter Bosch


                                -------------------------------------------
                                Stephen and Kathryn Jackson, Trustees of the
                                  Jackson Trust dated 5/31/2000


                                -------------------------------------------
                                Onset Enterprise Associates, L.P.
                                By:
                                Title:


                                -------------------------------------------
                                Onset Enterprise Associates III, L.P.
                                By:
                                Title:



                   [SIGNATURE PAGE TO SECURED PROMISSORY NOTE]

                                    EXHIBIT A

                        COLLATERAL DESCRIPTION ATTACHMENT
                           TO SECURED PROMISSORY NOTE

        All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created, written, produced or acquired, including, but not limited to:

        (1) all accounts receivable, accounts, chattel paper, contract rights (including, without limitation, royalty agreements, license agreements and distribution agreements), documents, instruments, money, deposit accounts and general intangibles, including, without limitation, returns, repossessions, books and records relating thereto, and equipment containing said books and records, all investment property, including securities and securities entitlements;

        (2) all software, computer source codes and other computer programs (collectively, the "Software Products"), and all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, United States of America and foreign, obtained or to be obtained on or in connection with the Software Products, or any parts thereof or any underlying or component elements of the Software Products together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Lender (herein referred to as "Lender" or "Secured Party") to sue in its own name and/or the name of the Debtor for past, present and future infringements of copyright;

        (3) all goods, including, without limitation, equipment and inventory (including, without limitation, all export inventory);

        (4) all guarantees and other security therefor;

        (5) all trademarks, service marks, trade names and service names and the goodwill associated therewith including, without limitation, the following:

                      Reel Feel(TM)
                      Clear Displays(TM)
                      Track Panner(TM)
                      SnapShot Recall(TM)
                      DSC(TM) (Digital Studio Controller)
                      Hyper-Surround(TM)
                      Total Automation(TM)
                      Mixview(TM)

        (6) (a) all patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (including, without limitation, United States Patents Nos. 5524060, 5402501, 5399820, 5677959 and 6,057,829 and applications for United States patents for (i) Multiple Driver Rotary Control for Audio Processors or Other Uses, (ii) Functional Panel for Audio Mixer, and (iii) Plug-in Modules for

Digital Signal Processor Functionalities), (b) licenses pertaining to any patent whether Debtor is licensor or licensee, (c) all income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) the right (but not the obligation) to sue for past, present and future infringements thereof,
(e) all rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part with any of the foregoing (all of the foregoing patents and applications and interests under patent license agreements, together with the items described in clauses (a) through (f) in this paragraph are sometimes herein individually and collectively referred to as the "Patents");

        (7) all rights in and to (i) the on-air mixing consoles of the Series CS3000B, (ii) mixer hardware software designs, (iii) Real Time(TM) software design, and (iv) analog and digital audio hardware design expertise; and

        (8) all products and proceeds, including, without limitation, insurance proceeds, of any of the foregoing.

Notwithstanding the foregoing, the grant of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include, any contractual, license or lease rights or interests in which Borrower is the grantee, licensee or lessee thereunder to the extent that Borrower, whether by law or by the terms of such contract, license or lease, is not permitted to assign or grant a security in interest in its rights thereunder without the consent of the other party thereto.

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C

                              COMMON STOCK WARRANT